                                                                    EXHIBIT 3.03

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

                                                                      Void after

                                                                November 1, 2011

                           WARRANT TO PURCHASE SHARES

     This Warrant is issued to STEVENS FINANCIAL GROUP, L.L.C., an Illinois limited liability company ("HOLDER") by UNITED MEDICORP, INC., a Delaware corporation ("COMPANY"), pursuant to the terms of that certain Note and Warrant Purchase Agreement (the "PURCHASE AGREEMENT") of even date herewith, in connection with Company's issuance to the holder of this Warrant of a Secured Promissory Note (the "NOTE").

     1. PURCHASE OF SHARES. Subject to the terms and conditions hereinafter set forth and set forth in the Purchase Agreement, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of Company (or at such other place as Company shall notify the holder hereof in writing), to purchase from Company up to the number of fully paid and nonassessable Shares (as defined below).

     2. DEFINITIONS.

          (a) Exercise Price. The exercise price for the Shares shall be $0.01 (such price, as adjusted from time to time, is herein referred to as the "EXERCISE PRICE").

          (b) Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending on the expiration of this Warrant pursuant to Section 13 hereof.

          (c) The Shares. The term "SHARES" shall mean Three Million Eight Hundred Thousand (3,800,000) shares of Common Stock

          (d) Change of Control. The term "CHANGE OF CONTROL" shall mean (i) any consolidation or merger involving Company pursuant to which Company's stockholders own less than fifty percent (50%) of the voting securities of the surviving entity other than a consolidation or merger between Company and Holder or any of Holder's affiliates or (ii) the sale of all or substantially all of the assets of Company.

     3. METHOD OF EXERCISE. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

               (i) the surrender of the Warrant, together with a notice of exercise to the Secretary of Company at its principal offices; and

               (ii) the payment to Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

     4. NET EXERCISE. In lieu of cash exercising this Warrant, the holder of this Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of Company together with notice of such election, in which event Company shall issue to the holder hereof a number of Shares computed using the following formula:

                                    Y (A - B)
                                X = ---------
                                        A

     Where

     X -- The number of Shares to be issued to the holder of this Warrant.

     Y -- The number of Shares purchasable under this Warrant.

     A -- The fair market value of one Share.

     B -- The Exercise Price (as adjusted to the date of such calculations).

     For purposes of this Section 4, the fair market value of a Share shall mean the average of the closing bid and asked prices of Shares quoted in the over-the-counter market in which the Shares are traded or the closing price quoted on any exchange on which the Shares are listed, whichever is applicable, as published in The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Shares are not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per Share that Company could obtain from a willing buyer for Shares sold by Company from authorized but unissued Shares, as such prices shall be determined in good faith by Company's Board of Directors.

     5. CERTIFICATES FOR SHARES. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

     6. ISSUANCE OF SHARES. Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     7. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

          (a) Subdivisions, Combinations and Other Issuances. If Company shall at any time prior to the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or combine its Shares, or issue additional shares of its Shares as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

          (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then Company shall make appropriate provision so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

          (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, Company shall promptly notify the holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

     8. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

     9. REPRESENTATIONS OF COMPANY. Company represents that all corporate actions on the part of Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.

     10. RESTRICTIVE LEGEND.

          The Shares (unless registered under the Securities Act of 1933, as amended, the "ACT") shall be stamped or imprinted with a legend in substantially the following form:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

     11. WARRANTS TRANSFERABLE. Subject to compliance with the terms and conditions of this Section 11, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer.

     12. RIGHTS OF STOCKHOLDERS. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     13. EXPIRATION OF WARRANT; NOTICE OF CERTAIN EVENTS TERMINATING THIS WARRANT. This Warrant shall expire and shall no longer be exercisable at 5:00 p.m., Illinois local time, on November 1, 2011.

     14. NOTICES. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed:

          If to Company:

               United Medicorp, Inc.
               200 N. Cuyler Street
               Pampa, Texas 79065
               Telecopy: (806) 665-0135
               Attn: Peter W. Seaman

               with copy, which shall not constitute notice to Company, to:

               Sloan & Associates, P.C.
               5950 Berkshire Lane, Suite 450
               Dallas, TX 75225-5835
               Telecopy: (214) 987-6071
               Attn: Andrew Roberts

          If to Holder:

               Stevens Financial Group, L.L.C.
               495 N. Commons Drive, Suite 103
               Aurora, Illinois 60504
               Telecopy: (630) 375-8909
               Attn: Danniel E. Stevens

               with copy, which shall not constitute notice to Holder, to:

               DLA Piper US LLP
               1999 Avenue of the Stars, 4th Floor
               Los Angeles, California 90067
               Telecopy: (310) 595-3344
               Attn: Jeffrey M. Weiner, Esq.

or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

     15. GOVERNING LAW. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflicts of law provisions of the State of Illinois or of any other state.

     16. JOINT PREPARATION. Company and Holder acknowledge that this Warrant was jointly prepared by them, by and through their legal counsel, and any uncertainty or ambiguity existing herein shall not be interpreted against any of Company or Holder, but otherwise according to the application of the rules on interpretation of contracts.

     17. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. Unless otherwise provided herein, the rights and obligations of Company, of the holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

     Issued this 1st day of November 2006.

                                        UNITED MEDICORP, INC.


                                        By: /s/ Peter W. Seaman
                                            ------------------------------------
                                            Peter W. Seaman
                                            Chairman and Chief Executive Officer

                                    EXHIBIT A

                               NOTICE OF EXERCISE

TO: UNITED MEDICORP, INC.
    200 N. Cuyler Street
    Pampa, TX 79065
    Attention: President

     1. The undersigned hereby elects to purchase __________ Shares of _____________ pursuant to the terms of the attached Warrant.

     2. Method of Exercise (Please initial the applicable blank):

          ___ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

          ___ The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 4 of the Warrant.

     3. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

                        ---------------------------------
                                     (Name)

                        ---------------------------------

                        ---------------------------------
                                    (Address)

     4. The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.


                                        ----------------------------------------
                                                      (Signature)

                                        ----------------------------------------
                                                         (Name)

-------------------------------------   ----------------------------------------
                (Date)                                   (Title)

                                    EXHIBIT B

                                FORM OF TRANSFER
                  (To be signed only upon transfer of Warrant)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase ____________ shares of ________________________ of UNITED MEDICORP, INC. to which the attached Warrant relates, and appoints ______________ Attorney to transfer such right on the books of __________, with full power of substitution in the premises.

Dated:
       --------------------


                                        ----------------------------------------
                                        (Signature must conform in all respects
                                        to name of Holder as specified on the
                                        face of the Warrant)

                                        Address:
                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------


Signed in the presence of:


-------------------------------------